UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Placement Agency Agreement

On October 4, 2021, Match Group, Inc. (“Match Group”) announced that it issued an aggregate of 5,534,098 shares of its common stock, par value $0.001 per share, at a purchase price of $158.83 per share in a registered direct offering (the “Registered Direct Offering”) to a limited number of holders of 0.875% exchangeable senior notes due 2022 ("2022 Exchangeable Notes") issued by Match Group FinanceCo, Inc. (“FinanceCo”), a wholly owned subsidiary of Match Group. The Registered Direct Offering was made pursuant to an effective shelf registration statement on Form S-3 (Registration File No. 333-243708) (the “Shelf Registration Statement”).

J.P. Morgan Securities LLC acted as the sole placement agent (the “Placement Agent”) for Match Group in connection with the Registered Direct Offering. Pursuant to that certain Placement Agency Agreement, dated as of September 21, 2021, between Match Group and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent is entitled to a fee equal to an aggregate of 0.25% of the aggregate principal amount of the 2022 Exchangeable Notes repurchased.

Match Group used the net proceeds of the Registered Direct Offering, together with a portion of the net proceeds of the Notes Offering (as defined below) and the net proceeds of its and FinanceCo’s concurrent termination of certain note hedges and warrant transactions, to repurchase 2022 Exchangeable Notes, pursuant to privately negotiated agreements with a limited number of holders of such 2022 Exchangeable Notes.

The foregoing summary of the Placement Agency Agreement is qualified in its entirety by reference to the Placement Agency Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On October 4, 2021, Match Group’s indirect wholly owned subsidiary, Match Group Holdings II, LLC (“Holdings II”), entered into an indenture with U.S. Bank National Association as trustee (the “Indenture”), in connection with the issuance of $500.0 million aggregate principal amount of 3.625% senior notes due 2031 (the “Notes”) by way of a private offering of the Notes by Holdings II.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Indenture is incorporated herein by reference.

Issuance of Notes

On October 4, 2021, Holdings II issued $500.0 million in aggregate principal amount of Notes (the “Notes Offering”). Holdings II distributed approximately $400.0 million of the net proceeds from the Notes Offering to Match Group for its use, together with the net proceeds of the Registered Direct Offering and its and FinanceCo’s concurrent termination of certain note hedges and warrant transactions, to repurchase 2022 Exchangeable Notes pursuant to privately negotiated agreements with a limited number of current holders of such 2022 Exchangeable Notes. Holdings II used approximately $100.0 million of the net proceeds from the Notes Offering for general corporate purposes.

The Notes accrue interest at a rate of 3.625% per year from the date of issuance, until maturity or earlier redemption. Interest on the Notes is payable on April 1 and October 1 of each year, commencing on April 1, 2022. The Notes mature on October 1, 2031.

At any time prior to October 1, 2026, Holdings II has the option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.” The Notes are redeemable at Holdings II’s option, in whole or in part, at any time on or after October 1, 2026, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to October 1, 2024, Holdings II may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 103.625% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. Under the terms of the Notes, certain change of control triggering events will require Holdings II to make an offer to purchase the Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are general unsubordinated unsecured obligations of Holdings II, rank senior in right of payment to all of Holdings II’s existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all of Holdings II’s existing and future obligations that are not so subordinated, including (i) any indebtedness outstanding under that certain credit agreement, dated as of October 7, 2015, as amended and restated on November 16, 2015, as amended December 16, 2015, as amended December 8, 2016, as amended August 14, 2017, as amended December 7, 2018, as amended February 13, 2020 and as amended March 26, 2021, among Holdings II, as borrower, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, and the other parties thereto, to the extent of the value of the assets securing such debt, (ii) Holdings II’s existing senior notes due 2027, (iii) Holdings II’s existing senior notes due 2028, (iv) Holdings II’s existing senior notes due 2029 and (v) Holdings II’s existing senior notes due 2030. The Notes will be structurally subordinated to all existing and future obligations, including indebtedness, of Holdings II’s non-guarantor subsidiaries, including their guarantees of Holdings II’s credit facilities. The Notes will be effectively subordinated to Holdings II’s secured indebtedness and the secured indebtedness of any of Holdings II’s subsidiaries that guarantee the Notes in the future, in each case to the extent of the value of the assets securing such indebtedness, including Holdings II’s credit facilities.

The Indenture contains certain covenants that restrict the ability of Holdings II and its restricted subsidiaries to, among other things: (i) create liens on certain assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of Holdings II’s assets. At any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default (both as defined in the Indenture) has occurred and is continuing under the Indenture, Holdings II and its subsidiaries will not be subject to the covenant requiring future note guarantors.

If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to Holdings II or a significant subsidiary), the trustee under the Indenture or the holders of at least 25% in principal amount of the outstanding Notes have the ability to declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to Holdings II occurs, all of the outstanding Notes become immediately due and payable without any declaration or other act on the part of the trustee under the Indenture or any holders of the Notes.

The foregoing summary of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

Repurchase of Exchangeable Senior Notes

On October 4, 2021, Match Group announced that it used the proceeds of the Registered Direct Offering, together with the net proceeds of its and FinanceCo’s concurrent termination of certain note hedges and warrant transactions and a portion of the net proceeds from the Notes Offering, to repurchase approximately $414 million aggregate principal amount of 2022 Exchangeable Notes pursuant to privately negotiated agreements with a limited number of holders of such 2022 Exchangeable Notes (the “Exchangeable Notes Repurchase Closing”).

The press release announcing the Exchangeable Notes Repurchase Closing is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Registered Direct Offering

The Registered Direct Offering was made pursuant to the Shelf Registration Statement. Opinion of counsel for Match Group is included as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Placement Agency Agreement, dated as of September 21, 2021, between Match Group, Inc. and J.P. Morgan Securities LLC, as placement agent
4.1	Indenture, dated as of October 4, 2021, between Match Group Holdings II, LLC and U.S. Bank National Association, as trustee
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
99.1	Press Release dated October 4, 2021, announcing Exchangeable Notes Repurchase Closing
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
	Name:	Jared F. Sine
	Title:	Chief Business Affairs Officer and Legal Officer Secretary

Date: October 4, 2021